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CFSB BANCORP, INC.
                                      CONTACT:  Robert H. Becker
                                                President & CEO
                                                517-374-3588
                                           OR:  John W. Abbott
                                                Executive Vice
                                                President & COO
                                                517-483-4871


                         NEWS RELEASE

FOR IMMEDIATE RELEASE -- OCTOBER 16, 1996
-----------------------------------------

                        COMMUNITY FIRST BANK
                  SEEKS STATE SAVINGS BANK CHARTER

Lansing, Michigan -- Community First Bank, A Federal Savings
Bank, the wholly-owned subsidiary of CFSB Bancorp, Inc., (NASDAQ-
NMS: CFSB) announced today it has applied to the Michigan
Financial Institutions Bureau to become a state-chartered savings bank.

President and Chief Executive Officer, Robert H. Becker, stated
"The conversion from our present federal charter will result in significant savings in supervisory costs and direct access to a highly qualified, locally-based financial institutions regulator."

Community First Bank's deposits will continue to be insured by the Federal Deposit Insurance Corporation. The Bank will also continue to be operated locally and customers will not experience any changes in the Bank's operations. When the application is approved, the conversion should occur near the end of this year.

Total assets of CFSB Bancorp at September 30, 1996, were $812.0 million and stockholders' equity, all tangible, was $62.9 million. The capital of Community First Bank exceeds all regulatory capital requirements at September 30, 1996, and qualifies the Bank as a well-capitalized institution.

Community First Bank specializes in residential mortgage lending and retail banking services. With headquarters in Lansing, Michigan, the Bank serves mid-Michigan from 19 office locations and six additional off-site 24-Hour ATM Banking Centers.
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